Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made effective as of September 3, 2015 (the “Effective Date”) by and between Cyalume Technologies, Inc., a Delaware corporation (the “Company”), Cyalume Technologies Holdings, Inc., a Delaware corporation (“Holdings”) and Zivi Nedivi (“Employee”) (collectively, the “Parties” and, each, a “Party”).

RECITALS

A. The Company, Holdings and Employee have previously entered into an employment agreement, effective as of February 1, 2015 (the “Employment Agreement”); and

B. The Parties desire to amend the Employment Agreement on the terms provided for herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Employee hereby agree as follows:

1. As of the Effective Date, Section 7.2 of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

“7.2 Termination Pay. In the event Employee’s engagement is terminated by the Company pursuant to Section 6.5 above (without Cause) or Section 6.6 above (by Notice of Non-Renewal), or by Employee pursuant to Section 6.4 hereof (Good Reason), in addition to the Accrued Amounts, Employee shall be entitled to receive an amount equal to the Base Salary immediately prior to the Termination Date (“Employee’s Final Base Salary”) for a one-year period (the “Termination Pay”), subject to and in accordance with the terms of this Section 7.2. Payment of the Termination Pay is conditioned on (i) Employee’s continued compliance in all material respects with the terms of this Agreement that survive termination of Employee’s engagement hereunder; (ii) Employee signing, within fifty (50) days following the Termination Date, a General Release of Claims in the form that is annexed hereto as Exhibit A, which form may be modified as necessary to comply with the then applicable law. Payment of Employee’s Final Base Salary for the above period shall be paid in monthly installments in the same manner as provided for in Section 3.1 above, with the first such payment to be made within sixty (60) days following the Termination Date, provided that, if such 60-day period spans two calendar years, then payment of the Termination Pay shall commence in the calendar year following the year in which the Termination Date occurs. The first payment of Termination Pay shall include payment for any monthly payments that would have otherwise been paid between the Termination Date and the date of such payment.”

2. Except as amended hereby, all of the terms of the Employment Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects, and all references after the date hereof to the Employment Agreement shall be deemed to refer to the Employment Agreement as amended hereby.

3. This Amendment may be executed and delivered in counterparts and by facsimile or in PDF transmitted by email, each of which will be deemed an original, but both of which together will constitute one and the same instrument.

4. No amendment or modification of this Amendment shall be valid or binding upon the parties hereto unless made in writing and signed by each of the parties hereto for that express purpose. The validity and effect of this Amendment and the rights and obligations of the parties hereto shall be construed and determined accordance with the law of the State of Delaware without regard to its conflicts of laws or principles.

[The Remainder of this Page Intentionally Left Blank; Signatures Follow]

IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment Agreement effective as of the date set forth above.

Company:

CYALUME TEchnologies, Inc.

By	/s/ Michael Bielonko
Name:	Michael Bielonko
Title:	Chief Financial Officer

Company:

CYALUME Technologies holdings, Inc.

By	/s/ Michael Bielonko
Name:	Michael Bielonko
Title:	Chief Financial Officer

Employee:

/s/ Zivi Nedivi
Zivi Nedivi

[Signature Page to First Amendment to Employment Agreement of Zivi Nedivi]